UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HANRYU HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1368281
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-269419

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Hanryu Holdings, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-269419) under the Securities Act of 1933, as filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2023, and as amended on February 7, 2023, February 9, 2023, February 13, 2023, March 21, 2023, March 30, 2023, April 6, 2023, April 11, 2023, April 13, 2023, June 2, 2023, June 8, 2023, June 21, 2023, July 10, 2023, July 12, 2023, and July 26, 2023 (as amended from time to time, the “S-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 31, 2023	HANRYU HOLDINGS, INC.

	By:	/s/ Chang Hyuk Kang
Chang Hyuk Kang
Chief Executive Officer

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